Exhibit 99.2

Tyco Electronics Q4 2009 Earnings Call November 4, 2009

Forward-Looking Statements / Non-GAAP Measures This presentation contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this presentation include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries in which we operate; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K/A for the fiscal year ended September 26, 2008 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 26, 2008, March 27, 2009 and June 26, 2009, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission. Where we have used non-GAAP financial measures, reconciliations to the most comparable GAAP measure is provided, along with a disclosure on the usefulness of the non-GAAP measure, in this presentation.

Summary Strong finish to a challenging year Fourth quarter sales, adjusted operating income and cash flow above guidance Sales up sequentially 8% overall and 15% in Electronic Components Book to Bill of 1.05 excluding Undersea Telecommunications Adjusted operating margin up 300 basis points sequentially to 8.2% Free cash flow of $608 million in Q4; $1.2 billion for fiscal 2009 Good progress on key objectives Re-size the company to deliver 12% adjusted operating margins at $12 billion of sales Accelerate our restructuring program Keep the balance sheet strong Continue strategic growth investments End market demand remains uncertain, but order trends are improving

Q4 Revenue Summary Electronic Components Consumer markets improved sequentially, particularly Automotive Industrial markets improved sequentially and order rates have improved Network Solutions Reduced capital spending by customers Specialty Products Reduced commercial aircraft production Reduced spending on capital equipment in retail and medical device markets Improvement sequentially in consumer markets Undersea Telecommunications Lower project revenues, as expected ($ in Millions) Segment Q4 FY09 Q4 FY08 Q3 FY09 Y/Y Change Q/Q Change Electronic Components 1,632 $ 2,255 $ 1,424 $ (28%) 15% Network Solutions 436 560 425 (22%) 3% Specialty Products 362 459 340 (21%) 6% Undersea Telecom 268 302 319 (11%) (16%) Total 2,698 $ 3,576 $ 2,508 $ (25%) 8% Consumer vs. Industrial/ Infrastructure Markets Consumer $1,359 $1,779 $1,164 (24%) 17% Percent of Total 50% 50% 46% Industrial/ Infrastructure 1,339 1,797 1,344 (25%) (0%) Percent of Total 50% 50% 54% Total $2,698 3,576 $ 2,508 $ (25%) 8%

Q4 Revenue by Segment

Electronic Components - Revenue $1,632 Million


($ in Millions)
Automotive $823
Computer $155
Communications $156
Industrial $78
Appliance $103
Consumer Electronics $35
Distribution & Other $282

- Automotive down 15% vs. prior year - lower OEM production in all regions. Revenues up 14% vs. Q3 driven by mid-single digit production increases and inventory re-stocking.
- Computer down 37% vs. prior year. Revenues up 10% vs. Q3 in line with increases in end-unit shipments.
- Communications down 30% vs. prior year
  - ✓ Communications equipment down 38% vs. prior year, down 7% vs. Q3.
  - ✓ Mobile phones down 16% vs. prior year, up 10% vs. Q3.
- Industrial down 41% vs. prior year - declines in infrastructure and factory automation spending, revenues up 19% vs. Q3.
- Distribution & Other down 29% vs. prior year – order rates are improving, revenues up 12% vs. Q3.

Network Solutions - Revenue $436 Million


($ in Millions)
Service Providers $114
Energy $207
Other $6
Enterprise Networks $109

- Energy down 15% vs. prior year - lower investment and inventory levels by utilities. Revenues up 3% vs. Q3.
- Service Providers down 22% vs. prior year, down 13% vs. Q3 - slowdown in wireline capital investment in all regions.
- Enterprise Networks down 20% vs. prior year - weak commercial construction in the U.S. and EMEA. Revenues up 6% vs. Q3.

Revenue changes are on an organic basis. Organic sales growth is a non-GAAP measure; see Appendix for description and reconciliation.

Tyco Electronics
page 5 / November 4, 2009

Specialty Products - Revenue $362 Million Undersea Telecom - Revenue $268 Million Strong execution on contracts in Middle East, Africa and Southeast Asia Backlog at quarter-end of $920M Booked Gulf Bridge project for ~$300 million Q4 Revenue by Segment (cont.) Aerospace, Defense & Marine down 23% vs. prior year, down 4% vs. Q3 - weakness in commercial aerospace due to lower aircraft production. Some signs of stabilization in distribution channel. Touch Systems down 25% vs. prior year - weak retailer capital spending. Revenues up 11% vs. Q3 with growth in retail and industrial markets. Medical down 16% vs. prior year - declines in capital spending by medical device customers. Revenues down 2% vs. Q3 with some signs of stabilizing end user demand. Circuit Protection down 19% vs. prior year - weak demand versus prior year in consumer-related markets. Revenues up 24% vs. Q3 with improvement in consumer markets. ($ in Millions) Revenue changes are on an organic basis. ($ in Millions) Circuit Protection $67 Aerospace Defense & Marine $148 Medical $59 Touch Systems $88 $811 $377 $920 $(268) $0 $200 $400 $600 $800 $1,000 $1,200 Jun-09 New Orders Q4 Sales Sep-09 Undersea Telecom Backlog

Q4 Financial Summary ($ in Millions, except per share amounts) Adjusted Operating Income, Adjusted Operating Margin and Adjusted EPS are non-GAAP measures; see Appendix for description and reconciliation. Q4 FY09 Q4 FY08 Q3 FY09 Net Sales 2,698 $ 3,576 $ 2,508 $ Operating Income 176 $ 205 $ 64 $ Restructuring & Other Charges 45 165 63 Impairment of Goodwill - 103 - Adj. Operating Income 221 $ 473 $ 127 $ Operating Margin 6.5% 5.7% 2.6% Adjusted Operating Margin 8.2% 13.2% 5.1% GAAP Earnings Per Share 0.18 $ 0.19 $ 0.06 $ Restructuring & Other Charges 0.08 0.33 0.11 Impairment of Goodwill - 0.19 - Retirement of Debt (0.04) - - Tax & Other Items 0.09 (0.06) - Adjusted EPS 0.30 $ 0.65 $ 0.17 $

Q4 Operating Results Gross Margin Reconciliation Operating Expense Performance ~$70 million year-on-year reduction, excluding currency effects Spending up ~2% vs. Q3 Structural Cost Take Out vs. Q408 vs. Q309 Prior Period 28% 23% Volume (4)% 1% Inventory Reduction (2)% 1% Cost Reductions 4% 1% Q4 2009 26% 26% Manufacturing $200 million SG&A $100 million Total $300 million Structural reductions on track ($ in Millions) Operating Expenses Q4 FY09 Q4 FY08 Change RD&E 131 $ 155 $ (24) $ SG&A 338 396 (58) Total 469 $ 551 $ (82) $ ($ in Millions) Q4 FY09 % of Sales Q4 FY08 % of Sales Net Sales 2,698 $ 3,576 $ Gross Margin 691 $ 26% 1,008 $ 28%

Q4 Other Items Interest Expense Lower debt level versus prior year Other Income Relates to Tax Sharing Agreement Affected by a partial settlement in Q4 Expect ~$11 million in Q1 Income Taxes on Adjusted Income Expect tax rate of ~28% in Q1 Adjusted Other Income (Expense), Net, Adjusted Income Tax Expense and Adjusted Effective Tax Rate are non-GAAP measures; see Appendix for description and reconciliation. ($ in Millions) Q4 FY09 Q4 FY08 Interest Expense, net (36) $ (39) $ Other Income (Expense), Net (55) $ (39) $ Adj. Other Income (Expense), Net 9 $ 15 $ Income Tax Expense (1) $ (38) $ Effective Tax Rate 1% 30% Adj. Income Tax Expense (56) $ (140) $ Adj. Effective Tax Rate 28% 31%

Q4 Free Cash Flow and Working Capital Q4 Free Cash Flow driven by: Reduction of inventory levels $167 million reduction in Q4 8 day sequential improvement 13 day year over year improvement Capital expenditures down 65% YTD capex reduction of 46% Restructuring Q4 cash spending of $60 million $260 million cash spending in 2009 Expect ~$300 million cash spending in 2010 Cash taxes impacted by lower earnings FY09 Free Cash Flow ~$1.2 billion ($ in Millions) Free Cash Flow is a non-GAAP measure; see Appendix for description. Q4 FY09 Q4 FY08 Cash from Continuing Operations 549 $ 597 $ Capital Expenditures (58) (165) Proceeds on Asset Sales 4 5 Voluntary Pension Contributions 61 - Pre-separation Litigation Payments 52 - Free Cash Flow 608 $ 437 $ Restructuring Cash Spend 60 $ 20 $ Cash Taxes 34 $ 62 $ A/R - $ 1,975 $ 2,656 $ Days Sales Outstanding 66 67 Inventory (ex. CIP) - $ 1,316 $ 2,044 $ Days on Hand 59 72 Accounts Payable - $ 1,068 $ 1,433 $ Days Outstanding 48 50

Q4 Liquidity and Debt * Cash >$500M plus available credit facility ** Calculated in accordance with terms of credit facility ($ in Millions) Liquidity and use of cash: Retaining additional cash for flexibility in uncertain economic environment Debt reduction Repurchased $152 million principal amount of notes through tender offer Voluntary pension contribution Improves funded status in US and UK plans Dividends $0.16 per share paid in September $0.16 per share for first and second quarters of FY2010 approved by shareholders Liquidity Summary Q4 FY09 Q4 FY08 Beginning Cash Balance 1,258 $ 731 $ Free Cash Flow 608 437 Debt Reduction (141) (21) Dividends (73) (66) Share Repurchase - (410) Net Proceeds from Sale of Business - 469 Pre-separation Litigation Payments (52) - Voluntary Pension Contribution (61) - Other (18) (50) Ending Cash Balance 1,521 $ 1,090 $ Available Credit Facility 1,425 $ 778 $ Available Liquidity* 2,446 $ 1,368 $ Total Debt 2,417 $ 3,181 $ Credit Facility - Debt to EBITDA 2.0x **

Q1 Outlook * Includes loss of ~$50 million related to currency hedging activities ** Assumes current currency exchange rates Sales flat to 3% growth year over year; flat to 4% growth sequentially Currency exchange benefit of ~5% Sequentially, consumer markets continue to improve, industrial markets flat and Undersea Telecom down Operating income and margin improvement sequentially as gross margins expand to 27-28% Leverage on volume in Electronic Components from productivity gains Partially offset by sequential decline in Undersea Telecom sales to ~$200 million Outlook excludes restructuring and other charges of $60 million or ~$0.10 per share ($ in Millions, except per share amounts) Q1 FY09 Q4 FY09 Q1 Outlook ** Sales $2,713 $2,698 $2,700 to $2,800 Operating Income $83 $176 $190 to $220 Restructuring and Other Charges ($95) ($45) ($60) Adjusted Operating Income $178 * $221 $250 to $280 GAAP Diluted EPS $0.07 $0.18 $0.25 to $0.29 Adjusted Diluted EPS $0.21 $0.30 $0.35 to $0.39

Q & A

Appendix

November 4, 2009 page 15 / Non-GAAP Measures “Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Interest Expense,” “Adjusted Other Income (Expense), Net,” “Adjusted Income Tax Expense,” “Adjusted Effective Tax Rate,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP* results.

“Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures.  Organic Sales Growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  It is also a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s sales.  This limitation is best addressed by using organic sales growth in combination with the GAAP numbers. See the accompanying tables to this presentation for the reconciliation presenting the components of Organic Sales Growth. The company has presented its operating income before unusual items including charges related to legal settlements and reserves, restructuring charges, impairment charges and other income or charges (“Adjusted Operating Income”).  The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. The company has presented its operating margin before unusual items including charges related to legal settlements and reserves, restructuring charges, impairment charges and other income or charges (“Adjusted Operating Margin”).  The company presents and forecasts its Adjusted Operating Margin before unusual items to give investors a perspective on the underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast.  The company has presented interest expense before unusual items including costs related to the retirement of debt (“Adjusted Interest Expense”). The company presents Adjusted Interest Expense as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The difference between Adjusted Interest Expense and interest expense (the most comparable GAAP measure) is the gain related to retirement of debt. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease interest expense. This limitation is best addressed by using Adjusted Interest Expense in combination with interest expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented other income (expense), net before unusual items including tax sharing income related to the adoption of the uncertain tax position provisions of Accounting Standards Codification (“ASC”) 740 (Income Taxes) and the gain on retirement of debt (“Adjusted Other Income (Expense), Net”). The company presents Adjusted Other Income (Expense), Net as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The difference between Adjusted Other Income (Expense), Net and other income (expense), net (the most comparable GAAP measure) consists of tax sharing income related to the adoption of the uncertain tax position provisions of ASC 740 and the gain related to retirement of debt and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income (expense), net. This limitation is best addressed by using Adjusted Other Income (Expense), Net in combination with other income (expense), net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. *  U.S. Generally Accepted Accounting Principles Tyco Electronics

November 4, 2009 page 16 / Non-GAAP Measures (cont.) The company has presented income tax expense after adjusting for the tax effect of unusual items including charges related to restructuring, impairment charges and other income or charges (“Adjusted Income Tax Expense”).  The company presents Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Earnings Per Share (as defined below).  The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented effective income tax rate after adjusting for the tax effect of unusual items including charges related to restructuring, impairment charges and other income or charges (“Adjusted Effective Tax Rate”).  The company presents Adjusted Effective Tax Rate to provide investors further information regarding the tax rate effects of adjustments used in determining the non-GAAP financial measure Adjusted Earnings Per Share (as defined below).  The difference between Adjusted Effective Tax Rate and effective income tax rate (the most comparable GAAP measure) is the tax rate effect of the adjusting items.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the effective income tax rate. This limitation is best addressed by using Adjusted Effective Tax Rate in combination with effective income tax rate in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented income from continuing operations before unusual items including charges related to legal settlements and reserves, restructuring charges, impairment charges, tax sharing income related to the adoption of the uncertain tax position provisions of ASC 740, other income or charges and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”).  The company presents Adjusted Income from Continuing Operations as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  Adjusted Income from Continuing Operations provides additional information regarding the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Income from Continuing Operations and income from continuing operations (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges, tax sharing income related to the adoption of the uncertain tax position provisions of ASC 740, other income or charges and, if applicable, related tax effects.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented adjusted diluted earnings per share, which is diluted earnings per share from continuing operations before unusual items, including charges related to legal settlements and reserves, restructuring charges, impairment charges, tax sharing income related to the adoption of the uncertain tax position provisions of ASC 740 and other income or charges (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of unusual items, which may recur occasionally, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. “Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation.  The difference reflects the impact from: net capital expenditures, voluntary pension contributions, and cash impact of unusual items.

Non-GAAP Measures (cont.) Net capital expenditures are subtracted because they represent long-term commitments. Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions. In addition, the company’s forecast excludes the cash impact of unusual items because the company cannot predict the amount and timing of such items. The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers. FCF as presented herein may not be comparable to similarly-titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this presentation that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company's total cash and cash equivalents for the period. See the accompanying tables to this presentation for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF. Because the company does not predict the amount and timing of unusual items that might occur in the future, and its forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures.

Net Sales Growth Reconciliation – Q409 vs. Q408

	Change in Net Sales for the Quarter Ended September 25, 2009 versus Net Sales for the Quarter Ended September 26, 2008						Percentage of Segment's Total Net Sales for the Quarter Ended September 25, 2009
	Organic [1]		Translation [2]	Divestiture	Total		
	($ in millions)						
Electronic Components [3]:							
Automotive	$ (155)	(15.3) %	$ (35)	$ -	$ (190)	(18.8) %	50 %
Computer	(90)	(36.7)	1	(2)	(91)	(37.0)	10
Communications	(77)	(30.4)	8	(31)	(100)	(39.4)	9
Appliance	(33)	(24.0)	(2)	-	(35)	(25.4)	6
Industrial	(56)	(41.0)	(3)	-	(59)	(43.1)	5
Consumer Electronics	(17)	(32.2)	-	(2)	(19)	(35.2)	2
Other	(120)	(29.0)	(6)	(3)	(129)	(31.2)	18
Total	(548)	(24.3)	(37)	(38)	(623)	(27.6)	100 %
Network Solutions [3]:							
Energy	(40)	(15.3)	(12)	-	(52)	(20.1)	48
Service Providers	(34)	(21.7)	(7)	-	(41)	(26.5)	26
Enterprise Networks	(28)	(19.7)	(6)	-	(34)	(23.8)	25
Other	1	7.9	2	-	3	100.0	1
Total	(101)	(18.0)	(23)	-	(124)	(22.1)	100 %
Specialty Products [3]:							
Aerospace, Defense, and Marine	(44)	(22.7)	(1)	-	(45)	(23.2)	41
Touch Systems	(29)	(24.9)	(1)	-	(30)	(25.4)	24
Medical	(11)	(15.5)	-	-	(11)	(15.9)	16
Circuit Protection	(15)	(18.9)	4	-	(11)	(14.1)	19
Total	(99)	(21.5)	2	-	(97)	(21.1)	100 %
Undersea Telecommunications	(32)	(10.9)	(2)	-	(34)	(11.3)	
Total	$ (780)	(21.8) %	$ (60)	$ (38)	$ (878)	(24.6) %	

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.
[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.
[3] Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

Tyco Electronics

page 18 / November 4, 2009

Net Sales Growth Reconciliation – Q409 vs. Q309

	Change in Net Sales for the Quarter Ended September 25, 2009 versus Net Sales for the Quarter Ended June 26, 2009						Percentage of Segment's Total Net Sales for the Quarter Ended September 25, 2009
	Organic [1]		Translation [2]	Divestiture	Total		
	($ in millions)						
Electronic Components [3]:							
Automotive	$ 95	13.7 %	$ 33	$ -	$ 128	18.4 %	50 %
Computer	14	10.2	2	-	16	11.5	10
Communications	(1)	(1.0)	1	(2)	(2)	(1.3)	9
Appliance	9	10.4	3	-	12	13.2	6
Industrial	12	18.5	4	(2)	14	21.9	5
Consumer Electronics	5	15.1	-	-	5	16.7	2
Other	30	11.5	4	1	35	14.1	18
Total	164	11.5	47	(3)	208	14.6	100 %
Network Solutions [3]:							
Energy	5	2.7	8	-	13	6.7	48
Service Providers	(16)	(12.6)	4	-	(12)	(9.5)	26
Enterprise Networks	6	6.3	3	-	9	9.0	25
Other	1	10.9	-	-	1	20.0	1
Total	(4)	(0.9)	15	-	11	2.6	100 %
Specialty Products [3]:							
Aerospace, Defense, and Marine	(7)	(3.9)	5	-	(2)	(1.3)	41
Touch Systems	9	10.9	1	-	10	12.8	24
Medical	(1)	(2.3)	-	-	(1)	(1.7)	16
Circuit Protection	13	24.3	2	-	15	28.8	19
Total	14	4.0	8	-	22	6.5	100 %
Undersea Telecommunications	(49)	(15.8)	(2)	-	(51)	(16.0)	
Total	$ 125	5.0 %	$ 68	$ (3)	$ 190	7.6 %	

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.
[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.
[3] Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

Tyco Electronics

page 19 / November 4, 2009

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended September 25, 2009 Restructuring and Other Tax Retirement Adjusted U.S. GAAP Charges, Net (1) Items (2) of Debt (Non-GAAP) (3) Operating Income: Electronic Components 38 $ 24 $ - $ - $ 62 $ Network Solutions 37 14 - - 51 Specialty Products 47 4 - - 51 Undersea Telecommunications 54 3 - - 57 Total 176 $ 45 $ - $ - $ 221 $ Operating Margin 6.5% 8.2% Interest Expense (40) $ - $ - $ 3 $ (37) $ Other Income (Expense), Net (55) $ - $ 86 $ (22) $ 9 $ Income Tax Expense (1) $ (9) $ (46) $ - $ (56) $ Effective Tax Rate 1.2% 28.4% Income from Continuing Operations 83 $ 36 $ 40 $ (19) $ 140 $ Diluted Earnings per Share from Continuing Operations 0.18 $ 0.08 $ 0.09 $ (0.04) $ 0.30 $ (3) See description of non-GAAP measures contained in this appendix. ($ in millions, except per share data) (1) Includes $46 million recorded in net restructuring and other charges and a $1 million credit recorded in cost of sales. Adjustments (2) Includes an income tax benefit primarily related to proposed adjustments to prior year tax returns, and charges to other expense pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended September 26, 2008 Restructuring and Other Impairment of Tax Other Items, Adjusted U.S. GAAP Charges, Net (1) Goodwill Items (2) Net (3) (Non-GAAP) (4) Operating Income: Electronic Components 29 $ 157 $ 103 $ - $ - $ 289 $ Network Solutions 65 4 - - - 69 Specialty Products 65 3 - - 8 76 Undersea Telecommunications 38 1 - - - 39 Pre-Separation litigation charges, net 8 - - - (8) - Total 205 $ 165 $ 103 $ - $ - $ 473 $ Operating Margin 5.7% 13.2% Other Income (Expense), Net (39) $ - $ - $ 54 $ - $ 15 $ Income Tax Expense (38) $ (8) $ (14) $ (76) $ (4) $ (140) $ Effective Tax Rate 29.9% 31.2% Income from Continuing Operations 88 $ 157 $ 89 $ (22) $ (4) $ 308 $ Diluted Earnings per Share from Continuing Operations 0.19 $ 0.33 $ 0.19 $ (0.05) $ (0.01) $ 0.65 $ (1) Includes $157 million recorded in net restructuring and other charges and $8 million recorded in cost of sales. (4) See description of non-GAAP measures contained in this appendix. (2) Includes $22 million of income related to various tax matters, including a tax settlement. (3) Consists of $8 million of income related to insurance recoveries on pre-Separation securities litigation and $8 million of costs related to a customs settlement recorded in selling, general, and administrative expenses. ($ in millions, except per share data) Adjustments

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended June 26, 2009 Adjustments Restructuring and Other Adjusted U.S. GAAP Charges, Net (1) (Non-GAAP) (2) Operating Income: Electronic Components (82) $ 46 $ (36) $ Network Solutions 31 15 46 Specialty Products 42 1 43 Undersea Telecommunications 73 1 74 Total 64 $ 63 $ 127 $ Operating Margin 2.6% 5.1% Income Tax Expense (3) $ (12) $ (15) $ Income from Continuing Operations 26 $ 51 $ 77 $ Diluted Earnings per Share from Continuing Operations 0.06 $ 0.11 $ 0.17 $ (2) See description of non-GAAP measures contained in this appendix. ($ in millions, except per share data) (1) Includes $63 million recorded in net restructuring and other charges.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended December 26, 2008 Restructuring and Other Other Items, Adjusted U.S. GAAP Charges, Net (1) Net (2) (Non-GAAP) (3) Operating Income: Electronic Components (18) $ 42 $ - $ 24 $ Network Solutions 44 19 - 63 Specialty Products 28 14 8 50 Undersea Telecommunications 38 3 - 41 Pre-Separation litigation charges, net (9) - 9 - Total 83 $ 78 $ 17 $ 178 $ Operating Margin 3.1% 6.6% Income Tax Expense (14) $ (23) $ (3) $ (40) $ Income from Continuing Operations 30 $ 55 $ 14 $ 99 $ Diluted Earnings per Share from Continuing Operations 0.07 $ 0.12 $ 0.03 $ 0.21 $ ($ in millions, except per share data) (1) Includes $77 million recorded in net restructuring and other charges and $1 million recorded in cost of sales. (3) See description of non-GAAP measures contained in this appendix. (2) Consists of $9 million of costs related to the settlement of pre-Separation securities litigation and $8 million of costs related to a product liability matter from several years ago recorded in selling, general and administrative expenses. Adjustments